Exhibit 4.2

WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

DEERFIELD CAPITAL CORP.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: B	Number of Shares: 500,000
Issuance Date: April 9, 2009

THIS CERTIFIES THAT, for value received, Pegasus Deerfield (AIV), LLC (together with its permitted transferees, successors, Affiliates (defined below) and assigns, the “Holder”) is entitled to purchase from Deerfield Capital Corp., a Maryland corporation (the “Company”), at any time after the Issuance Date of this Warrant (defined below) and before the Expiration Date (defined below) at the Exercise Price (defined below) 500,000 fully paid nonassessable shares of Common Stock (defined below) (the “Warrant Shares”), all subject to vesting and adjustment and upon the other terms and conditions provided herein.

Section 1.                                  Definitions.

The following terms as used in this Warrant have the following meanings:

(a)                                  “Accredited Investor”  shall have the meaning set forth in Section 5 herein.

(b)                                 “Acquiring Entity”  shall have the meaning set forth in Section 8 herein.

(c)                                  “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

(d)                                 “Business Day” means any day other than Saturday, Sunday or federal holidays.

(e)                                  “Capital Contributions” means the amount in U.S. dollars, as of the applicable date, that Holder has contributed to Fund I and DLC GP in accordance with the governing documents of Fund I and DLC GP.

(f)                                    “Closing Price” on any date of determination means (i) the closing sale price for the regular trading session (without considering after hours or other trading outside regular trading session hours) of the Common Stock (regular way) as reported in the composite transactions for the Trading Market on which the Common Stock is listed, (ii) if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the OTC Bulletin Board, the National Quotation Bureau or similar organization, or (iii) if the Common Stock is not so quoted, the average of the mid-point of the last bid and ask prices for the Common Stock from at least three nationally recognized investment banking firms that the Holder in good faith selects for this purpose.

(g)                                 “Common Stock” means the Company’s common stock, $.001 par value per share, and (ii) any capital stock into which the Common Stock is changed or any capital stock resulting from a reclassification of the Common Stock.

(h)                                 “Common Stock Option”  means any right, option, warrant or other security that is convertible into, or exchangeable or exercisable for, shares of Common Stock.

(i)                                     “Company”  shall have the meaning set forth in the preamble to this Agreement.

(j)                                     “Control” (and its corollaries) means the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or otherwise.

(k)                                  “Delivery Date”  shall have the meaning set forth in Section 2(b) herein.

(l)                                     “DLC GP” means DPLC General Partner LLC.

(m)                               “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)                                 “Exercise Amount”  shall have the meaning set forth in Section 2(a) herein.

(o)                                 “Exercise Documents”  shall have the meaning set forth in Section 2(b) herein.

(p)                                 “Exercise Notice”  shall have the meaning set forth in Section 2(a) herein.

(q)                                 “Exercise Price” is equal to $10.00, subject to adjustment as set forth in this Warrant.

(r)                                    “Expiration Date” means the earlier to occur of (i) the fifth anniversary of the Issuance Date or, if such date falls on a day that is not a Business Day or a day on which trading does not take place on the Trading Market on which the Common Stock is traded, the next Business Day, or (ii) at the written election of Holder, on or before the 30th day following the date of notice to Holder by the Company of the commencement of the marketing of the second successor fund to Fund I, which notice shall be given promptly in writing 60 days prior to the commencement of such marketing period.

(s)                                  “Fund I” means Deerfield Pegasus Loan Capital LP.

(t)                                    “Holder”  shall have the meaning set forth in the preamble to this Agreement.

(u)                                 “Initial Closing Date”  means the date on which Holder makes the Initial Investor Contribution and acquires a limited partner interest in Fund I and a limited liability company interest in the DLC GP.

(v)                                 “Initial Investor Contribution”  means $5,000,000.

(w)                               “Issuance Date” means April 9, 2009.

(x)                                   “Organic Change”  shall have the meaning set forth in Section 8 herein.

(y)                                 “Payment”  shall have the meaning set forth in Section 2(a) herein.

(z)                                   “Person” means a natural person or entity, or a government or any division, department or agency thereof.

(aa)                            “Rights Plan”  shall have the meaning set forth in Section 7(d) herein.

(bb)                          “Securities Act” means the Securities Act of 1933, as amended.

(cc)                            “Trading Market” means, if the Common Stock or other security is listed or quoted for trading on the NYSE Amex, The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board, the principal such market or exchange on which the Common Stock or such other security is listed or quoted for trading on the date in question.

(dd)                          “Vesting Percentage”  has the meaning set forth in Section 2(d) herein.

(ee)                            “Warrant” means this Warrant and all Warrants issued in exchange, transfer or replacement thereof (or any portion thereof).

(ff)                                “Warrant Shares” has the meaning set forth in the preamble of this Warrant.

Section 2.                                  Exercise of Warrant.

(a)                                  Any vested portion of this Warrant may be exercised by the Holder registered on the books of the Company, in whole or in part, at any time (i) on any Business Day after the Issuance Date, and (ii) prior to 11:59 p.m.  Eastern Time on the Expiration Date.  Any exercise of this Warrant shall be effected by: (1) delivery of a written notice, in the form attached as Exhibit A (the “Exercise Notice”), of Holder’s election to exercise this Warrant, specifying the number of Warrant Shares to be purchased, (2) payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased (the “Exercise Amount”) (A) in cash or wire transfer of immediately available funds; or (B) by means of a cashless exercise pursuant to Section 2(f) (such cash, wire transfer or cashless exercise referred to herein as the “Payment”), and (3) the surrender at the principal executive office of the Company or to a nationally recognized courier for overnight delivery in accordance with Section 11, as soon as practicable following such date, of this Warrant, (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction in such form and substance as reasonably satisfactory to the Company).

(b)                                 The Company shall, not later than the fifth Business Day (the “Delivery Date”) following receipt of a valid Exercise Notice, the Payment and this Warrant or such indemnification (collectively, the “Exercise Documents”), arrange for its transfer agent, on or before the Delivery Date, to issue and surrender to a nationally recognized courier for overnight delivery to the address specified in such Exercise Notice, a certificate, registered in the name of the Holder, for the number of shares of Common Stock to which the Holder is entitled.  Upon delivery of such Exercise Notice and the Payment, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised on the Delivery Date, irrespective of the date of delivery of the certificates evidencing the Warrant Shares.

(c)                                  Notwithstanding the foregoing or any other provision in this Warrant to the contrary, if Holder delivers an Exercise Notice to the Company prior to January 1, 2011, the Company may elect in its sole discretion, by written notice to Holder not later than three Business Days following the receipt of such Exercise Notice, not to issue the number of shares of Common Stock set forth in the Exercise Notice, but instead (and in full satisfaction of the obligation to issue such shares of Common Stock) to remit to Holder in accordance with Holder’s wire instructions, an amount in immediately available funds computed as follows:

X = (YxA) – (YxB)

where X = the amount in U.S. dollars to be remitted by the Company to Holder in lieu of a certificate for the number of shares of Common Stock to which the Holder is entitled, as set forth in this Section 2(b);

Y = the number of shares purchasable (or portion thereof) under this Warrant in respect of which this Warrant is being exercised;

A = the Closing Price of the Common Stock on the date of the Exercise Notice; and

B = the Exercise Price on the date of the date of the Exercise Notice.

If Holder delivers an Exercise Notice to the Company on or after January 1, 2011, the Company may offer to settle the Holder’s exercise of the Warrant in cash as set forth in this Section 2(c), but Holder shall not be required to accept cash in lieu of Warrant Shares in settlement of such exercise and may instead demand the issuance of a certificate to Holder representing the requisite number of shares of Common Stock as set forth in Section 2(b).

(d)                                 Provided that the average invested capital of Holder in Fund I and DLC GP during the period commencing on the date that is six months following the Initial Closing Date and terminating on the date that is two years following the Initial Closing Date is at least equal to $50,000,000, Holder shall vest in the Warrant Shares in accordance with its Vesting Percentage.  Holder’s Vesting Percentage at any time shall be a fraction, expressed as a percentage, the numerator of which shall be the aggregate amount of Capital Contributions and the denominator of which shall be $75,000,000.  Holder shall continue to vest in the Warrant Shares in accordance with such vesting formula to the extent Holder makes additional Capital Contributions thereafter.  For example, if the condition set forth in the first sentence of this Section 2(d) has been fulfilled, and as of such date Holder has made Capital Contributions of $60,000,000 (regardless of whether all or a portion of such Capital Contributions remain invested in Fund I and DLC GP), Holder shall be 80% vested in the Warrant Shares and, thus, shall be entitled to purchase 400,000 shares of Common Stock at $10.00 per share.  In the event Holder thereafter makes additional Capital Contributions of $10,000,000, bringing the Capital Contributions to $70,000,000 (regardless of how much of the Capital Contributions remain invested in Fund I and DLC GP), Holder shall be 93.33% ($70,000,000/$75,000,000) vested in the Warrant Shares, and, thus, shall be entitled to purchase an additional 66,650 shares of Common Stock at $10.00 per share.

(e)                                  Unless the rights represented by this Warrant have expired or been fully exercised, the Company shall, as soon as practicable and in no event later than five Business Days after receipt of the Exercise Documents and at its own expense, issue a new Warrant identical in all respects to this Warrant, except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to exercise, less the number purchased.  For the avoidance of doubt, no Warrants shall vest prior to the date that is two (2) years following the Initial Closing Date.

(f)                                    In lieu of exercising this Warrant by means of paying the Exercise Amount via cash or wire transfer, the Holder may elect to make the Payment by means of receiving shares equal to the value of this Warrant (or portion thereof being exercised) by delivery and surrender of this Warrant together with the Exercise Notice in accordance with the terms hereof, duly completed to indicate a net issuance exercise and executed by the Holder, in which event the Company shall issue to the Holder a number of shares of Common Stock of the Company computed using the following formula:

X = Y(A-B)/A

where        X = the number of shares to be issued to the Holder pursuant to this Section 2(f);

Y = the number of shares purchasable (or portion thereof) under this Warrant in respect of which this Warrant is being exercised;

A = the Closing Price of the Common Stock on the date of the Exercise Notice; and

B = the Exercise Price on the date of the date of the Exercise Notice.

(g)                                 No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued shall be rounded up or down to the nearest whole number.

Section 3.                                  Covenants as to Common Stock.  The Company hereby covenants and agrees as follows:

(a)                                  This Warrant is, and any Warrants issued in substitution for or in replacement of this Warrant upon issuance will be, duly authorized, executed and delivered.

(b)                                 All Warrant Shares upon issuance will be validly issued, fully paid and nonassessable and free from all liens and charges with respect to the issue thereof.

(c)                                  As long as this Warrant may be exercised, the Company will have authorized and reserved at least the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant.

Section 4.                                  Warrant Holder Not Deemed a Shareholder.  Except as specifically provided in Section 2, nothing contained in this Warrant shall be construed to (a) grant the Holder any rights to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, (b) confer upon the Holder any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, or (c) impose any liabilities on the Holder to purchase any securities or as a shareholder of the Company, whether asserted by the Company or creditors of the Company.

Section 5.                                  Representations of Holder.  The Holder, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.  The Holder further represents, by acceptance hereof, that, as of this date, Holder is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D promulgated under the Securities Act (an “Accredited Investor”).  Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that Holder is an Accredited Investor.  If Holder cannot make such representations because they would be factually incorrect, it shall be a condition to Holder’s exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any federal or state securities laws.  The Company shall not be penalized or disadvantaged by a Holder’s inability to exercise this Warrant due to its inability to make the required representations in connection with the exercise of this Warrant.

Section 6.                                  Ownership and Transfer.

(a)                                  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each transferee who has acquired this Warrant in accordance with applicable law and the terms of this Warrant.  The Company may treat the Person in whose name this Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

(b)                                 This Warrant may only be offered, sold, transferred or assigned in compliance with this Section 6 and with the Securities Act and applicable state securities laws.

(c)                                  Subject to the terms of this Section 6, upon surrender of this Warrant to the Company at its principal executive office with the Assignment Form annexed hereto as Exhibit B duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee evidencing the portion of the Warrant certificate so transferred and a new Warrant certificate evidencing the remaining portion of the Warrant certificate not so transferred, if any, shall be issued to the transferring Holder.  The delivery of the new Warrant certificate by the Company to the transferee thereof shall be deemed to constitute acceptance by such transferee of all of the rights and obligations of a Holder of a Warrant certificate.  Subject to the terms of this Section 6, this Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

Section 7.                                  Adjustment of Exercise Price and Number of Warrant Shares.  The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)                                  Stock Splits.  If the Company subdivides (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to the subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased.  If the Company combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to the combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased.  Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)                                 Stock Dividends.  If the Company declares a dividend or any other distribution upon the Common Stock that is payable in shares of Common Stock or Common Stock Options, the number of Warrant Shares will be proportionately increased and the Exercise Price in effect immediately prior to the declaration of the dividend or distribution will be reduced to the quotient obtained by dividing (i) the number of shares of Common Stock outstanding immediately prior to the declaration multiplied by the then effective Exercise Price by (ii) the total number of shares of Common Stock outstanding (on a fully diluted basis) immediately after the declaration.

(c)                                  Other Adjustments.  Notwithstanding anything to the contrary contained in this Warrant if, at any time while this Warrant is outstanding, (i) the Company shall take any action affecting the Common Stock (other than an action otherwise specifically described in this Section 7) that, in the opinion of the Holder, materially and adversely affect the rights of the Holder, then the Exercise Price and/or the number of Warrant Shares issuable upon the exercise of the Warrant shall be adjusted to the extent permitted by law and in such manner and at such time as the Company and the Holder agree are equitable in the circumstances (in the event the Company and the Holder cannot agree as to an appropriate adjustment within 30 days following Holder’s request for such an adjustment, the parties shall refer the matter to a qualified third party, selected in good faith by the Holder and reasonably acceptable to the Company, which third party shall finally determine within 15 days of referral of the matter to it the nature and amount of any such adjustment), and (ii) the number of shares underlying any Common Stock Option, whether currently existing or issued after the date hereof, and/or the exercise price of such Common Stock Option adjusts or would have adjusted for any reason (including as a result of the issuance of this Warrant) and the terms, manner or method of such adjustment are more favorable than the adjustment provisions contained in this Section 7, then the Company shall adjust the Exercise Price and/or number of Warrant Shares issuable upon the exercise of the Warrant in order to give the Holder the benefit of the more favorable terms, manner and/or method related to such Common Stock Option.  In the case of clause (ii) above and for the avoidance of doubt, the Exercise Price and number of Warrant Shares issuable shall be adjusted so that this Warrant shall be exercisable for the same percentage of the outstanding Common Stock (on a fully diluted basis) following the adjustment of such other Common Stock Option as described in clause (ii) above for the same aggregate consideration prior to such adjustment (i.e., Exercise Price pre-adjustment multiplied by number of Warrant Shares pre-adjustment); provided, however, that following such adjustment, if the exercise price of such other Common Stock Option is less than the Exercise Price, the Exercise Price shall be reduced to the same exercise price as the Common Stock Option, provided further, however, that such adjustments shall only be made for the benefit of the Holder of the Warrant.

(d)                                 Notwithstanding anything contained in the foregoing provisions of this Section 7 or elsewhere in this Agreement, (i) if more than one subsection of this Section 7 is applicable to a single event or transaction, the subsection that produces the largest adjustment shall be applied and no single event or transaction shall cause an adjustment under more than one subsection of this Section 7 so as to result in duplication; (ii) the issuance of rights in connection with the shareholder rights plan adopted pursuant to the Rights Agreement dated as of March 11, 2009, by and between the Company and American Stock Transfer & Trust Company LLC as Rights Agent (the “Rights Plan”) shall not cause an adjustment to the number of Warrant Shares or the Exercise Price; and (iii) any all adjustments and other calculations contained in this Agreement affecting or causing an adjustment to the number of Warrant Shares or Exercise Price of the Warrant (including without limitation those set forth in this Section 7) shall be made and calculated assuming that Holder is 100% vested in the Warrant and the Warrant Shares as of such time.

Section 8.                                            Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.                                                Any recapitalization, reorganization, reclassification, consolidation, or merger of the Company, sale of all or substantially all of the Company’s assets to another Person or any similar transaction, in which the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) securities or assets (including cash) in respect of or in exchange for their Common Stock is referred to herein as an “Organic Change.”  Upon or prior the consummation of any Organic Change, following which the Company is not a surviving entity or that involves a sale of all or substantially all of the Company’s Assets, the Company will, at the Holder’s election, either (i) secure from the successor resulting from the Organic Change (or in case of an Organic Change that involves a sale of all or substantially all of the Company’s assets, the Person purchasing the assets, in each case, the “Acquiring Entity”) a written agreement to deliver to Holder in exchange for this Warrant, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and reasonably satisfactory to the Holder, to purchase shares of the common stock of the Acquiring Party with appropriate adjustments with respect to the number of such shares that may be purchased pursuant to such security and the Exercise Price for the same, or (ii) make appropriate provision to insure that the Holder will, subject to a deduction towards or payment of the Exercise Price, receive in exchange for this Warrant, such shares of stock, securities or assets that would have been issued or payable to the Holder in the Organic Change if this Warrant were fully exercised immediately prior to the consummation thereof.

Section 9.                                            Registration Rights.  The Holder shall have the registration rights with respect to the Warrant Shares as set forth in that certain Registration Rights Agreement dated as of the date hereof between the Company and the Holder.

Section 10.                                      Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking reasonably satisfactory to the Company (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed to the registered Holder thereof.

Section 11.                                      Notice.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by fax transmittal (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and fax numbers for communications shall be:

If to the Company:

Deerfield Capital Corp.
6250 North River Road
Rosemont, IL 60018
Tel: (773) 380-1600
Fax: (773) 867-5186
Attention: Jonathan Trutter

With a copy to:

General Counsel
Fax: (773) 380-1695

With a copy to:

Schulte Roth & Zabel, LLP
919 Third Avenue
New York, NY 10022
Tel: (212 593-5955
Fax: (212) 593-5955
Attention: Paul Watterson

If to the Holder, at the address and fax number set forth on Appendix I to this Warrant.  Each party shall provide five days’ prior written notice to the other party of any change in address or fax number.  Written confirmation of receipt (A) given by the recipient of any notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s fax machine containing the time, date, recipient fax number and an image of the first page of the transmission, or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt.

Section 12.                                      Amendment and Waiver.  Except as otherwise provided herein, this Warrant may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Holder.  No provision hereunder may be waived other than in a written instrument executed by the waiving party.

Section 13.                                      Governing Law, Etc.  This Warrant shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  The Holder and the Company shall submit to the nonexclusive jurisdiction of the federal and state courts located in New York, New York for the resolution of all matters pertaining to the enforcement and interpretation of this Warrant.

Section 14.                                      Restrictive Legends.  At all times this Warrant shall bear a restrictive legend relating to applicable securities laws, substantially in the form first set forth above.  Any certificate representing shares of Common Stock issued pursuant to this Warrant shall, unless there in effect is a registration statement with respect thereto under Securities Act of 1933 (and any applicable State securities laws) or the securities may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities that can then be immediately sold, bear a restrictive legend relating to applicable securities laws, substantially in the form first set forth above.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of April 9, 2009.

DEERFIELD CAPITAL CORP.

By:	/s/ Robert A. Contreras
Name: Robert A. Contreras
Title: General Counsel

Signature Page to Warrant

Exhibit A To Warrant

DEERFIELD CAPITAL CORP.

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER
TO EXERCISE THIS WARRANT

The undersigned holder hereby exercises the right to purchase                                      shares of Common Stock (“Warrant Shares”) of Deerfield Capital Corp., a Maryland corporation (the “Company”), evidenced by the attached Warrant (the “Warrant”).   Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.               Payment of Exercise Price (check applicable box).

[  ] Payment in the sum of $                      [is enclosed] [has been wire transferred to the Company at the following account:                       ] in accordance with the terms of the Warrant.

2.               Delivery of Warrant Shares.   The Company shall deliver the Warrant Shares in the name of the undersigned or in such other name as is specified below in accordance with Section of the Warrant at the following address:

3.               Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Date: ,

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs               to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated             , 200  from the Company and acknowledged and agreed to by                      .

DEERFIELD CAPITAL CORP.

By:
Name:
Title:

Exhibit B To Warrant

ASSIGNMENT

To be Executed by the Registered Holder in Order to Assign Warrants

For Value Received,                                                                          hereby sells, assigns and transfers unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

                                                                               of the Warrants represented by this Warrant Certificate and does hereby irrevocably constitute and appoint                                            Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

(SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C.  RULE 17 Ad – 15).

Appendix I

Holder’s Contact Information

Name:  Pegasus Deerfield (AIV), LLC

Address:  505 Park Avenue, 22nd Floor

City, State, Zip:  New York, NY  10022

Telephone Number:  (212) 710-2500

Facsimile Number:  (212)355-2303